Exhibit 23.3

Independent Registered Public Accounting Firm’s Consent

We consent to the inclusion in this Registration Statement of Uinta Infrastructure Group Corp on Amendment # 3 to Form S-4 (File No. 333-283188) of our report dated April 16, 2024, which includes an explanatory paragraph as to Integrated Rail and Resources Acquisition Corp.’s ability to continue as a going concern, with respect to our audit of the financial statements of Integrated Rail and Resources Acquisition Corp. as of December 31, 2023 and for the year ended December 31, 2023, which report appears in the Prospectus, which is part of this Registration Statement. We were dismissed as auditors on November 1, 2024 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum llp

Marcum llp

Hartford, CT

March 24, 2025